Distribution Instructions
Company name: General Steel Holdings, Inc.
Account number:  925544
Distribution Circuit(s): US1+First Call
Distribution Time: September 3rd, 2008, 6 A.M. US Eastern Time
Dateline City: Beijing
Contact Information: Public
Special Instructions: Need final approval
For any questions regarding this release, please call: Jing Ou-Yang
Contact Person: Jing Ou-Yang
Phone Number: +86-10-5879-7346 (Beijing Office)
Cell Number: +86-1380-107-0926

General Steel Holdings, Inc. Announces Letter of Intent to Acquire
Yantai Steel Pipe Co., Ltd.

BEIJING, China, September 3rd, 2008 / Xinhua-PRNewswire/--General Steel Holdings, Inc. (“General Steel”), (“Company”), (NYSE: GSI), one of China's leading non-state owned steel products producers, announced today it has signed a Letter of Intent to acquire 80% of Yantai Steel Pipe Co., Ltd. of Laiwu Iron & Steel Group (“Yantai Steel Pipe”). Upon completion of the proposed acquisition, Yantai Steel Pipe will become a Chinese-foreign joint venture, for which General Steel will have 80% ownership interest and Laiwu Iron & Steel Group will have 20% ownership interest. The completion of this acquisition is subject to certain closing conditions, including satisfactory completion of due diligence and execution of the Definitive Agreement. The Company anticipates providing further details including specific financial terms on this proposed transaction upon consummation of the final Definitive Agreement.

The joint venture will preserve the existing production systems of Yantai Steel Pipe and build a new production line for hot rolling seamless pipe. The production capacity of the joint venture is designed to be 500,000 - 600,000 tons annually. The main products of the joint venture include oil pipe (tube), boiler pipe (tube), hydraulic pipe (tube) and those used in mechanical structures.

“We are very excited to have signed a Letter of Intent with Yantai Steel Pipe, a company with a 50 year operating history, an established brand name and a well developed distribution network.” said Henry Yu, CEO and Chairman of General Steel Holdings, Inc. He added, “This is an especially attractive opportunity for us, as Yantai Steel Pipe, through its subsidiary, Yantai Lubao Steel Pipe Co., Ltd, will enable us to generate higher margin revenues through its seamless steel pipe products.”

Yantai Lubao Steel Pipe Co., Ltd, a subsidiary of Yantai Steel Pipe, is owned 20.18% by Yantai Steel Pipe and 79.82% by Baosteel Group Corporation.

Mr. Wei Xu, President of Yantai Steel Pipe stated, “The steel industry in China is undergoing rapid change and consolidation. The ability to forge a strong working relationship with a forward-looking company like General Steel gives us a great deal of confidence. We are very happy to have signed this Letter of Intent with General Steel and look forward to a promising future.”

About General Steel Holdings, Inc. General Steel Holdings, Inc., headquartered in Beijing, operates a diverse portfolio of Chinese steel companies. With 4.8 million tons aggregate production capacity, its companies serve various industries and produce a variety of steel products including rebar, hot-rolled carbon and silicon sheet, high-speed wire and spiral-weld pipe. The Company has steel operations in Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region and Tianjin municipality. For more information, go to www.gshi-steel.com.

About Yantai Steel Pipe Co., Ltd.
Founded in 1958 and located in the port city of Yantai in Shandong province, Yantai Steel Pipe Co., Ltd. is a subsidiary of Laiwu Steel Group Ltd. and an established manufacturer of seamless steel pipes and tubes. It has an annual production capacity of 300,000 tons. Products represent 10 varieties of seamless steel pipes and tubes with a diameter range of 6mm to 219mm and a wall thickness range of 1mm to 50mm.

Information Regarding Forward-Looking Statements
This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results may vary materially from those expressed or implied by the statements herein. For factors that could cause actual results to vary, perhaps materially, from these forward-looking statements, please refer to the Company's Form 10-K, filed with the Securities and Exchange Commission, and other subsequent filings. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

For more information, please contact:

Jing Ou-Yang, General Steel Holdings, Inc.	Ted Haberfield, HC International, Inc.
Tel: +86-10-5879-7346 (Beijing)	Tel +1-760-755-2716 (USA)
Email: jing@gshi-steel.com	Email:thaberfield@hcinternational.net
Skype: jingouyang2	Web: www.hcinternational.net